I hereby certify that the within instrument is a true and correct copy of the instrument of which it purports to be a true copy.
Given under my hand and seal of office this 9th day of March A.D., 2010.

[signature]
A Notary Public in and for the Province of British Columbia

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070491982-22
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/17/2007 6:18 AM
	Entity Number E0515782007-5

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Jin Jie Corp
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500, — Reno — Nevada 89511 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Ka Lai Lai Name 409 - 4th Floor Tsui King House, Choi Hung Estate — Hong Kong — Hong Kong — 0 Street Address — City — State — Zip Code 2. Wei Xiang Zeng Name 409 - 4th Floor Tsui King House, Choi Hung Estate — Hong Kong — Hong Kong — 0 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: All lawful business
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	The Nevada Company, Terese Coulthard, Asst. Sec. — X [signature] Name — Signature 8025 Excelsior Drive, Suite 200 — Madison — WI — 53717 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — July 16, 2007 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.